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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 7, 1995
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First Chicago Corporation
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(Exact name of registrant as specified in its charter)


Delaware                           1-6052              32-2669970
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(State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)          File Number)       Identification No.)


One First National Plaza, Chicago, IL                    60670
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(Address of principal executive offices)              (ZIP Code)


Registrant's telephone number, including area code  312-732-4000
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Item 5. Other Events
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              First Chicago Corporation
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                              (Registrant)


Date: November 7, 1995        By:  /s/ Maurice E. Moore
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                              Title: Senior Vice President and
                                     Treasurer
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                                 ATTACHMENT A
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     CHICAGO AND DETROIT, November 7, 1995 -- First Chicago Corporation and NBD
Bancorp Inc., announced today that the Board of Governors of the Federal Reserve System has approved their application for a merger of equals.

     Shareholders of both bank holding companies approved the merger in separate meetings on October 20, 1995. The merger is expected to be completed on November 30.

     The merged company, which will be called First Chicago NBD Corporation, will be headquartered in Chicago, and will be the Midwest's leading provider of financial services to consumers, middle market companies and large corporate customers. The new company is expected to have about $120 billion in assets and market capitalization of approximately $12 billion.